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                                                                    EXHIBIT 23.4


                                   CONSENT OF
                                KPMG Austria GmbH
              Wirtschaftspruefungs- und Steuerberatungsgesellschaft

KPMG Austria GmbH Wirtschaftspruefungs- und Steuerberatungsgesellschaft hereby consents to the use of its name under the heading "Introductory Note to Financial Statements" in the Prospectus included in this Registration Statement.

Date: May 15, 2003

                                                     /s/ Robert Reiter
                                                     /s/ Johann Perthold
                                                     ---------------------------
                                                     KPMG Austria GmbH
                                                     Wirtschaftspruefungs-und
                                                     Steuerberatungsgesellschaft